SILLENGER EXPLORATION CORP.

EXECUTIVE EMPLOYMENT AGREEMENT

EXECUTIVE EMPLOYMENT AGREEMENT, effective as of this 1st of June, 2012 (this "Agreement") by and between SILLENGER EXPLORATION CORP., an Nevada corporation (the "Company") and John Gillespie, with an address at 719 - 44 Charles Street West, Toronto Onatrio M4Y 1R7 (the "Executive").

WITNESSETH:

WHEREAS, the Company desires to memorialize its employment with the Executive as its President and Chief Executive Officer and the Executive desires to accept such employment subject to and in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties, intending to be legally bound, hereto agree as follows:

ARTICLE I POSITION; TERM

1.1 Position. The Company desires to employ the Executive as President and Chief Executive Officer, which employment the Executive hereby accepts, all in the capacity and on the terms and conditions hereinafter set forth.

1.2 Duties. During the Term, the Executive shall devote his full working time, attention and energies to the business of the Company and to the performance of his services hereunder, all under and subject to the direction and control of the Board of Directors of the Company (the "Board") and/or the designee of the Board of Directors. The services to be performed by the Executive shall be commensurate with the position of the Executive as a senior management member with expertise in the area and areas related to directing and overseeing the operations of the Company, providing vision and direction for the growth of the Company and developing relationships and executing contracts with African, Middle East and other countries (each a “Country”) in which the Company would like to explore business opportunities, fundraising, business development, ensuring the Company meets and remains in compliance with applicable laws; and meets and maintains good business practice requirements as set forth in any applicable regulations. In this connection, during the Term (i) the Executive shall not render services to or for any other person, firm, corporation or business in this capacity and (ii) shall have no interest directly or indirectly in any other person, firm, corporation or business whose business is related to or competitive with the business of the Company; provided, however, the Executive may own, directly or indirectly, solely as an investment, securities of any entity provided the Executive (a) is not a controlling person of, or a member of a group which controls, such entity and (b) does not, directly or indirectly, own five percent or more of any class of securities of such entity. Notwithstanding the foregoing, so long as it does not interfere with his full time employment hereunder, the Executive may attend to outside investments and serve as a director, trustee or officer of or otherwise participate in charitable and civic organizations and serve as director of corporations whose business is unrelated to the business of the Company.

1.3 Term. The term of employment shall commence from June 1st, 2012 (the “Effective Date”) and shall continue until the date that is one year after the Effective Date (the "Initial Term").Thereafter, unless either party shall send written notice of termination to the other at least ninety (90) days prior to the termination of the Initial Term or any extension term, this Agreement shall automatically be renewed from year to year on the terms and conditions contained herein. Notwithstanding the foregoing, this Agreement shall be subject to the termination provisions set forth in Article IV below. For purposes of this Agreement, "Term" shall mean collectively the Initial Term and any renewal term, if any, during which this Agreement remains in effect.

ARTICLE II COMPENSATION

2.1 Compensation, (a) During the Term, the Executive shall be compensated as follows:

An annual salary of One Hundred Twenty Thousand dollars CND ($120,000) or Ten Thousand dollars CND ($10,000) per month, in the first year of employment with the Company payable twice monthly, or in such other manner as the parties shall mutually agree, subject to withholding for applicable taxes. The Board shall review the salary compensation of the Executive upon request of the executive anytime during the Term.

(b) The Company shall deduct from the Base Salary the applicable federal, provincial and local income tax liability.

2.2 Bonus. In addition to the Base Salary, for the Executive’s extraordinary effort in bringing the Company through a difficult phase for the past two years (June 2010 to May 31,12) during such time the executive was not paid any wages for his efforts and for the significant milestones that the Company has achieved including but not limited to the sale of the Equatorial Guinea contract and the signing of the Republic of Benin contract in such period the Executive has been granted a bonus of CND $100,000.00 payable in cash once the Company has the funds to do so, and an amount in successive years, such award and such amounts to be determined by the Board or the Compensation Committee of the Board after consideration of the performance of the Company and the contributions of the Executive to the success of the Company’s business. Future Bonus distributions may be in the form of cash and/or stock (nature and class of any such stock issued as a bonus will be at the sole discretion and determination of the Board). The Company shall deduct from the bonus applicable federal, provincial and local income tax liability. In the event that shares are issued under this Bonus provision, then all terms and applicability, of such share issuance, will be governed and subject to the applicable rules and regulations of the Securities and Exchange Commission.

ARTICLE III BENEFITS

3.1 Business Expenses The Company, upon presentation by the Executive of appropriate substantiating documentation, shall reimburse the Executive for all reasonable and necessary business expenses incurred by the Executive that is paid on behalf of the Company in connection with the performance of his duties under this Agreement.

3.2 Paid Time Off (“PTO”) The Executive shall be entitled to the same PTO benefits as provided by the Company to the employees of the Company, for PTO allocation and eligibility purposes the Executive shall be eligible for PTO time based on the Executives original date of employment. Any PTO not taken in any twelve (12) consecutive month period may be taken only in the following twelve (12) consecutive month period at the consent and agreement of the Board of Directors. The Executive shall enjoy the same PTO benefits as provided by the Company to the employees of the Company.

3.3 Additional Benefits. The Executive and his family (as applicable) shall be entitled to participate in any pension or profit sharing plans, group health, accident or life insurance plans, group medical and hospitalization plan, and other similar benefits as may be available to the employees of the Company and the benefits payable to the Executive or to his account thereunder shall be made commensurate with his status in the Company.

ARTICLE IV TERMINATION

4.1 Termination for Cause, (a) The Executive's engagement hereunder may be terminated by the Company prior to the expiration of the Term (and thereupon the Term shall be such shorter period) in the event the Company discharges Executive for "Cause". If the Company terminates the Executive for Cause, the Executive shall be entitled to receive, in a lump sum cash payment, the Base Salary accrued through the date of termination, plus any accrued PTO, in each case to the extent therefore unpaid.

(b) For purposes hereof, "Cause" shall mean any one of the following:

(A)	willful and continuing disregard of his job responsibilities or material breach by the Executive of this Agreement; or

(B)	breach of Company policies and/or procedures as documented and provided by the Company; or

(C)	being convicted of a felony or other serious crime.

4.2 Termination Without Cause or for Good Reason, (a) If, during the Term, (i) the Company terminates the Executive's employment other than for Cause, (ii) the Executive terminates his employment for Good Reason (as defined below), or (iii) his employment is terminated pursuant to Section 4.3 below, the Executive shall be paid in a lump sum a cash payment or at the option of the executive in a form as instructed by his advisors equal to the sum of:

The unpaid Compensation including benefits as outlined in ARTICLE 111 to which he would have been entitled for the following twenty-four (24) months.

(b) The following events or circumstances shall constitute "Good Reason," entitling the Executive to terminate his employment in the manner set forth above: any failure by the Company, in any respect, to comply with any of the provisions of section 1.1 and or the compensation or benefits provisions of this Agreement, other than a failure not occurring in bad faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by the Executive.

4.3 Change of Control. If a Change of Control (as defined in the Annex attached hereto) occurs.

4.4 Disability: Death. In the event that during the Term the Executive shall either die or in the reasonable judgment of an independent and qualified Doctor, be unable to perform his duties because of any medically determinable physical or mental impairment for a period in excess of one-hundred twenty (120) days in any twelve (12) month period, the Company shall have the right to suspend payment of the Compensation after the expiration of thirty (30) days after such determination, and within 60 days after such determination, the company will terminate this Agreement. In the event of such termination, the Company shall pay to the Executive or his legal representative (i) the amount of the Compensation payable hereunder for a period of thirty six (36) months following the termination date at the rate prevailing on the termination date.

ARTICLE V REPRESENTATION; NON-COMPETITION; CONFIDENTIALITY

5.1 Executive Representation. The Executive represents that the Executive's execution of this Agreement and the performance of his duties required hereunder will neither be a breach of any other employment or other agreement nor a breach of any noncompetition or similar agreement.

5.2 Non-Competition, (a) The Executive agrees that during the Term of this agreement he will not engage, directly or indirectly, either as principal, agent, consultant, proprietor, creditor, stockholder, director, officer or employee, or participate in the ownership, management, operation or control of any business which directly competes with the business of the Company.

5.3 Confidential Information, (a) The Executive agrees that he shall hold in strict confidence and shall not at any time during or after his employment with the Company, directly or indirectly, (i) reveal, report, publicize, disclose, or transfer any Confidential Information (as described below) or any part thereof to any person or entity, (ii) use any of the Confidential Information or any part thereof for any purpose other than in the course of his duties on behalf of the Company, or (iii) assist any person or entity other than the Company to secure any benefit from the Confidential Information or any part thereof. All Confidential Information (regardless of the medium retained) and all abstracts, summaries or writings based upon or reflecting any Confidential Information in the Executive's possession shall be delivered by the Executive to the Company upon request therefore by the Company or automatically upon the expiration of the Term or termination of this Agreement.

(b) For purposes of this Agreement, "Confidential Information" shall mean any information relating to the business, operations, affairs, assets or condition (financial or otherwise) of the Company which is not generally known by non-company personnel, or is proprietary or in any way constitutes a trade secret (regardless of the medium in which information is maintained) which the Executive did not develop or which the Executive obtains knowledge of or access to through or as a result of the Executive's relationship with the Company. Confidential Information specifically includes, business and marketing plans, cost and pricing information, supplier information, all source code, system and user documentation, and other technical documentation pertaining to the hardware and software programs of the Company, including any proposed design and specifications for future products and products in development, and all other technical and business information considered confidential by the Company. Confidential Information shall not include any information that is generally publicly available or otherwise in the public domain other than as a result of a breach by the Executive of his obligations hereunder. For purposes of this Agreement, information shall not be deemed Confidential Information if (i) such information is available from public sources, (ii) such information is received from a third party not under an obligation to keep such information confidential., or (iii) the Executive can conclusively demonstrate that such information had been independently developed by the Executive.

5.4 Remedies. The Executive agrees and acknowledges that the foregoing restrictions and the duration and the territorial scope thereof as set forth in this Section 5.3 are under all of the circumstances reasonable and necessary for the protection of the Company and its business. In the event that the Executive shall breach any of the provisions of Section 5.3, in addition to and without limiting or waiving any other remedies available to the Company, at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provision of this Agreement.

ARTICLE VI MISCELLANEOUS

6.1 Entire Agreement. This Agreement constitutes the entire understanding between the Company and the Executive with respect to the subject matter hereof and supersedes any and all previous agreements or understandings between the Executive and the Company concerning the subject matter hereof, all of which are merged herein. Time is of the essence in this Agreement.

6.2 Successors. This Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and personal representatives, and the Company and its successors and assigns.

6.3 Notices. All notices and other communications required or permitted hereunder shall be delivered personally, sent via facsimile, certified or registered mail, return receipt requested, or next day express mail or overnight, nationally recognized courier, postage prepaid with proof of receipt, to the address or telephone number (in the case of facsimile) set forth above. Such addresses and/or telephone numbers may be changed by notice given in the manner provided herein. Any such notice shall be deemed given (i) when delivered if delivered personally, (ii) the day after deposit with the express or courier service when sent by next day express mail or courier, (iii) five (5) days after deposit with the postal service when sent by certified or registered mail, or (iv) when sent over a facsimile system with answer back response set forth on the sender's copy of the document.

6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada without regard to choice of law principles.

6.5 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement executed by the Company and the Executive.

6.6 Headings. The section headings herein are inserted for the convenience of the parties only and are not to be construed as part of the terms of this Agreement or to be taken into account in the construction or interpretation of this Agreement.

6.7 Severability. The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect. In the event that the time period or area specified in Section 5.2 of this Agreement should be adjudged unreasonable in any proceeding, then the period of time shall be automatically reduced by such time or the area shall be automatically reduced by the elimination of such portion thereof, or both shall be automatically reduced so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable.

6.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have entered into this Executive Employment Agreement as of the day and year first above written.

SILLENGER EXPLORATION CORP.

By: _________________________
Name: John Gillespie
President and Chief Executive Officer

Witness:

____________________________
Print Name:

EXECUTIVE

By:  _________________________
John Gillespie

ANNEX 1

For purposes of this Agreement, a "Change of Control" shall mean the occurrence of any of the following:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the then outstanding shares of Voting Securities; provided, however, in determining whether a Change of Control has occurred pursuant to this Section, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

(b) The individuals who, as of the effective date of an initial public offering of the securities of the Company, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, provided, however, that no individual shall be considered as a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-l 1 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c) The consummation of:

(i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction". A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

(A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving  Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owing a majority of the voting securities of the Surviving Corporation, and

(C) no Person other than (1) the Company, (2) any Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company or any Subsidiary, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

(ii) A complete liquidation or dissolution of the Company; or

(iii) the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary or the distribution to the Company's stockholders of the stock of a Subsidiary or any other assets).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur.